Exhibit 10.29
AMENDMENT AND WAIVER
TO
EMPLOYMENT CONTINUITY
AGREEMENT
     LSB Bancshares, Inc. (“Corporation”) and Monty J. Oliver hereby agrees as follows:
     1. Mr. Oliver hereby consents and agrees that neither the merger of FNB Financial Services Corporation (“FNB”) with and into the Corporation nor the merger of FNB’s banking subsidiary, FNB Southeast, with and into Lexington State Bank shall be deemed a “Covered Transaction” for purposes of Section 4 of the Employment Continuity Agreement between the Corporation and Mr. Oliver dated as of January 1, 2004 (“Agreement”).
     2. The Agreement shall continue in full force and effect.
     This the 7th day of June, 2007.

/s/ Monty J. Oliver
Monty J. Oliver

LSB Bancshares, Inc.

By:	/s/ Robert F. Lowe
Robert F. Lowe